Terex Announces Fourth Quarter and Year-End 2022 Financial Results Conference Call

NORWALK, Conn., January 18, 2023 /PRNewswire/ -- Terex Corporation (NYSE: TEX) will host a conference call to review its fourth quarter and year-end 2022 financial results on Friday, February 10, 2023 at 8:30 a.m. Eastern Time. John L. Garrison, Jr., Chairman and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call.

The Company’s financial results will be issued and available at https://investors.terex.com after the market close on Thursday, February 9, 2023.

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com.

About Terex
Terex is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in construction, maintenance, manufacturing, energy, recycling, minerals and materials management applications. Certain Terex products and solutions enable customers to reduce their environmental impact including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification and financing to parts and service support.

Contact Information
Paretosh Misra
Head of Investor Relations
Phone: 203-604-3977
Email: paretosh.misra@terex.com